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FREDERIC W. JACOBY
Senior Vice President

                                                    THE EQUITABLE



                                  October 19, 1987

The Equitable Funds
135 West 50th Street
New York, N.Y.  10020

Ladies and Gentlemen:

    With respect to our purchase from you of 2,500 shares of beneficial interest, $.00001 par value, of each of The Equitable Growth Fund, The Equitable Balanced Fund, The Equitable Government Securities Fund and The Equitable Tax Exempt Fund of The Equitable Funds (the "Trust") for an aggregate price of $100,000, we hereby advise you that we are purchasing such shares with no present intention to dispose of them either through resale to others or redemption by the Trust.



                                  Very truly yours,



                                  THE EQUITABLE LIFE ASSURANCE
                                  SOCIETY OF THE UNITED STATES



                                  By:  /s/ Frederic W. Jacoby
                                     ________________________
                                           Frederic W. Jacoby






THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
135 W. 50th St., 4th Floor, New York, NY  10020 (212) 7123-7910







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